UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                            (Amendment No. ________)*

                            Electric Fuel Corporation
        ----------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, $0.01 par value per share
        ----------------------------------------------------------------
                         (Title of Class of Securities)

                                   284871-10-0
                                 (CUSIP Number)

                                Robert S. Ehrlich
                          c/o Electric Fuel Corporation
                                885 Third Avenue
                                   Suite 2900
                            New York, New York 10022
                                 (212) 230-2172
 -------------------------------------------------------------------------------
Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                 Communications)

                                  March 2, 1994
             ------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box | |.

Check the following box if a fee is being paid with the statement |X|.(A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subs quent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                      The Exhibit Index appears on Page 7.

                                  1 of 12 Pages

                                     13D

CUSIP No. 284871-10-0                                        Page 2 of  12 Pages






1.        NAME OF REPORTING PERSONS
          S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS

          Robert S. Ehrlich

2.        CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                                                                      (a)      |X|

                                                                                                      (b)      | |
3.        SEC USE ONLY

4.        SOURCE OF FUNDS*

               00
5.        CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
          PURSUANT TO ITEMS 2(d) or 2(e)
6.        CITIZENSHIP OR PLACE OF ORGANIZATION                                                        | |

                   United States
                            7.          SOLE VOTING POWER
         NUMBER OF
          SHARES                               855,358
       BENEFICIALLY
         OWNED BY           8.          SHARED VOTING POWER
           EACH
         REPORTING                                -0-
          PERSON
           WITH             9.          SOLE DISPOSITIVE POWER

                                             855,358

                            10.         SHARED DISPOSITIVE POWER

                                                  -0-


11.       AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

                                     855,358

12.       CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES                                      | |
          CERTAIN SHARES*

13.       PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

                                     10.02%

14.       TYPE OF REPORTING PERSON*
                                     IN


                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                  2 of 12 Pages


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         This Statement relates to the beneficial ownership by Robert S. Ehrlich
("Mr. Ehrlich") of 855,358 shares of the common stock of Electric Fuel Corporation.

Item 1.  Security and Issuer.

         This Statement relates to the common stock, $.01 par value (the "Common Stock") of Electric Fuel Corporation, a Delaware corporation (the "Issuer") having its principal executive offices at 885 Third Avenue, Suite 2900, New York, New York 10022.

Item 2.  Identity and Background.

         Mr. Ehrlich is Chairman of the Board and Chief Financial Officer of the Issuer. From May 1991 until January 1993, Mr. Ehrlich was Vice Chairman of the Board. Since May 1990 until March 2, 1994, Mr. Ehrlich has also been President, Chief Executive Officer and a director of Advanced Materials Technology, Inc. ("Amtec"), a principal stockholder of the Issuer, which was merged with and into the Issuer. Mr. Ehrlich is presently a director of Fresenius USA, Inc., a Massachusetts corporation (formerly Delmed, Inc.), a manufacturer and distributor of renal care systems, solutions and supplies and of PSC Inc., a New York corporation which manufactures and markets hand-held laser diode bar code scanners.

         Mr. Ehrlich's business address is 885 Third Avenue, Suite 2900, New York, New York 10022. During the past five years, Mr. Ehrlich has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the past five years, Mr. Ehrlich has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which resulted in a judgment, decree or final order enjoining Mr. Ehrlich from future violations of, or prohibiting or mandating activities by Mr. Ehrlich subject to, federal or state securities laws or finding any violation by Mr. Ehrlich with respect to such laws.

         Mr. Ehrlich is a citizen of the United States of America.

Item 3.  Source and Amount of Funds or Other Consideration.

         The acquisition to which this Statement relates resulted from the merger of Amtec with and into the Issuer, with Issuer being the surviving corporation. (See Item 4 below).

Item 4.  Purpose of the Transaction.

         Immediately prior to the closing of the purchase and sale of the shares of Common Stock on March 3, 1994, the ownership structure of the Issuer was reorganized (the "Reorganization"). The Reorganization was accomplished by a merger pursuant to which Amtec, a stockholder of the Issuer, was merged with and into the Issuer, with the Issuer being the surviving Corporation and with holders of Amtec's common and preferred stock receiving

                                  3 of 12 Pages


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shares of the  Issuer's  Common  Stock in exchange  for the Amtec equity held by them. Substantially all of Amtec's assets consisted of the Common Stock of the Issuer.

         Prior to the Reorganization, Mr. Ehrlich owned 423,120 shares of the Common Stock of the Issuer, which shares were acquired upon the exercise of a previously granted option. Mr. Ehrlich acquired 755,269 shares of Common Stock in the Reorganization subject to, in certain circumstances, post-closing adjustments, and has outstanding options to purchase 37,478 shares of Common Stock.

Item 5.           Interest in Securities of the Issuer.

         Mr. Ehrlich beneficially owns 855,358 shares of Common Stock, or 10.02% of the Common Stock outstanding. Mr. Ehrlich holds sole voting and dispositive power over the shares beneficially owned by him. Mr. Ehrlich has not effected any other transaction in the Common Stock in the past sixty (60) days. To the best of Mr. Ehrlich's knowledge, no other person has the right to receive or the power to direct the receipt of dividends from, or proceeds of the sale of, the shares of Common Stock held by him.

         Mr. Jonathan Whartman beneficially owns 249,466 shares of Common Stock, or 3.83% of the Common Stock outstanding. Mr. Whartman holds sole voting and dispositive power over the shares beneficially owned by him. Mr. Whartman has not effected any other transaction in the Common Stock in the past sixty (60) days. To the best of Mr. Whartman's knowledge, no other person has the right to receive or the power to direct the receipt of dividends from, or proceeds of the sale of, the shares of Common Stock held by him.

         Mr. Menachem Korall beneficially owns 454,283 shares of Common Stock, or 5.34% of the Common Stock outstanding. Mr. Korall holds sole voting and dispositive power over the shares beneficially owned by him. Mr. Korall has not effected any other transaction in the Common Stock in the past sixty (60) days. To the best of Mr. Korall's knowledge, no other person has the right to receive or the power to direct the receipt of dividends from, or proceeds of the sale of, the shares of Common Stock held by him.

         Mr. Yehuda Harats beneficially owns 1,205,921 shares of Common Stock, or 14.18% of the Common Stock outstanding. Mr. Harats holds sole voting and dispositive power over the shares beneficially owned by him. Mr. Harats has not effected any other transaction in the Common Stock in the past sixty (60) days. To the best of Mr. Harats's knowledge, no other person has the right to receive or the power to direct the receipt of dividends from, or proceeds of the sale of, the shares of Common Stock held by him.

         Messrs. Ehrlich, Whartman, Korall and Harats are parties to a Stockholders Voting Agreement relating to the Common Stock (see Item 6 below).


                                  4 of 12 Pages

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

         Mr. Ehrlich is party to an employment agreement (the "Employment Agreement") with the Issuer. Pursuant to the Employment Agreement, Mr. Ehrlich was granted demand and "piggyback" registration rights covering shares of the Issuer's Common Stock held by him.

         Also, Mr. Ehrlich has agreed not to offer or sell any Common Stock held by him until the expiration of 180 days following February 23, 1994 without the prior written consent of C.J. Lawrence/Deutsche Bank Securities Corporation.

         Mr. Ehrlich and Yehuda Harats, Menachem Korall and Jonathan Whartman also executed a Stockholder's Voting Agreement, dated as of February 23, 1994 ("Voting Agreement"), pursuant to which each of the parties agrees to vote its shares of the Common Stock held by that person in favor of the election of Mr. Ehrlich and Mr. Yehuda Harats (or their designees) as directors of the Issuer (the "Employee Directors"). The rights of the Employee Directors under the Voting Agreement to be elected shall terminate when such Employee Director no longer owns beneficially, either directly or indirectly, at least 5% of the shares of the Common Stock of the Issuer. Also, each Employee Director's obligations under the Voting Agreement shall terminate with respect to the other parties thereto when such other Employee Director does not vote to elect the other Employee Director as director of the Issuer. If not already terminated, the Voting Agreement terminates on the tenth anniversary of the date of the Voting Agreement.

         The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is included as an exhibit hereto and is incorporated by reference herein.

Item 7.  Material to be Filed as Exhibits.

         Exhibit 1  -  Voting Agreement.

                                  5 of 12 Pages

                                                   SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.



March 14, 1994
--------------------------------------
Date


/S/ R.S. Ehrlich
--------------------------------------
Signature

Robert S. Ehrlich, Chairman
--------------------------------------
Name/Title




                                  6 of 12 Pages


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                                  EXHIBIT INDEX


Exhibit
Number                        Description                   Page No.

 1                            Stockholders Voting             8
                              Agreement dated as of
                              February 23, 1994 by and
                              among Robert Ehrlich,
                              Yehuda Harats, Menachem
                              Korall and Jonathan
                              Whartman








                                  7 of 12 Pages


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                                                                       Exhibit 1

                         STOCKHOLDER'S VOTING AGREEMENT


         STOCKHOLDER'S VOTING AGREEMENT (the "Agreement"), made as of the day of February, 1994 by and among Robert S. Ehrlich, Yehuda Harats, Menachem Korall and Jonathan Whartman (each a "Stockholder" and collectively the "Stockholders"), each a holder of shares of common stock of Electric Fuel Corporation, a Delaware corporation (the "Company").

         WHEREAS, the Stockholders together hold, directly or indirectly, more than 33.37 % of the voting stock of the Company; and

         WHEREAS, the Company is contemplating a public offering of its stock;
and
         WHEREAS, The Company has provided for staggered elections to its board of directors by classifying, as to commencement and term, its directors into three classes, and has determined that its directors as of the date hereof shall be so classified.

         NOW THEREFORE, in consideration of the premises and agreements set forth herein, the Stockholders agree with each other as follows:

         1. Election of Directors. Subject to the terms and conditions hereof, each Stockholder agrees to vote all shares of common stock or other voting securities of the Company over which such Stockholder has voting control, whether directly or indirectly, and to take all other necessary or desirable actions within his control (whether as a stockholder, director or officer of the Company or otherwise, including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so that each of Robert S. Ehrlich and Yehuda Harats (collectively, the "Employees Directors") shall be elected as directors of the Company, and shall continue from time to time to be so elected at the expiration of each of their terms as director.

         2. Termination. Each Employee Director's rights under this agreement shall terminate when such Employee Director shall no longer own beneficially, directly or indirectly, at least 5% of the shares of common stock of the Company, or such other shares of stock of the Company that entitle their holder to elect directors voting generally, in a single class with common stock (collectively, "Voting Securities"). Each Employee Director's obligations under this Agreement shall terminate with respect to the other Stockholders when such other Employee Director does not vote his Voting Securities to elect the other Employee Director as director of the Company, whether or not such other Employee Director's failure to vote to elect such Employee Director as director of the Company was in violation of this Agreement.

                                  8 of 12 Pages

To the extent that the rights and obligations hereunder shall not have already terminated, this Agreement shall terminate on the tenth anniversary of the date of this Agreement.

         3. Assignment and Designation. The rights and obligations set forth in this Agreement may only be assigned with the express written consent of the Stockholder or Stockholders not transferring rights and obligations under this Agreement and in accordance with the provisions of this Section 3. An assigning Stockholder may designate a purchaser of his stock as assignee to all his rights and obligations under this Agreement, provided that in order to transfer the rights under this Agreement the purchaser must purchase Voting Securities representing at least 5% of the Voting Securities of the Company, and provided further that the assigning Stockholder retains no rights under this Agreement, but continues to be bound by the obligations hereunder towards each other Stockholder for so long as such other Stockholder shall vote all of his Voting Securities to elect the assignee as a director of the Company. Each Employee Director may designate another person to be elected as a director of the Company in his stead, and each Stockholder hereby promises to vote his Voting Securities to elect such other person designated by the designating Employee Director. In no event contemplated by this Section 3 shall more than one person have the right under this Agreement to be elected by the other Stockholders as a director of the Company in respect to the shares beneficially owned by each Employee Director as of the date hereof, regardless whether such shares are maintained by such Employee Director or assigned to one or more assignees, and whether the Employee Director is personally being elected or has designated another to be elected.

         4. Remedies. Each Stockholder will be entitled to enforce his rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The Stockholders agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in his sole discretion apply to any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement. Each assignee of each Stockholder, in accordance with Section 3, is hereby expressly made a third party beneficiary of this Agreement, and will be entitled to enforce this Agreement as though an original party hereto.

         5. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters contemplated herein, and supersedes any and all prior understandings as to the subject matter of this Agreement.

         6. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural, the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be deemed a contract made under the laws of Delaware and, together with the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the domestic

                                  9 of 12 Pages


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substantive  law of such state without  regard to any choice or conflict of law, rule or provision that would result in application of the domestic substantive law of any other jurisdiction.

         7. Severability. If any provisions of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

         8. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         9. Legend. Each certificate representing Voting Securities of the Stockholders shall hereafter state therein:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
         SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS' VOTING
         AGREEMENT DATED AS OF FEBRUARY    , 1994 AMONG THE
         STOCKHOLDERS NAMED THEREIN.


                                 10 of 12 Pages

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                                     ---------------------
                                                     Robert S. Ehrlich


                                                     ---------------------
                                                     Yehuda Harats


                                                     ---------------------
                                                     Menachem Korall


                                                     ---------------------
                                                     Jonathan Whartman


                                 11 of 12 Pages